                                                                     Exhibit 4.1

                             SHAREHOLDERS' AGREEMENT

         This SHAREHOLDERS' AGREEMENT (this "AGREEMENT") is made as of the 5th day of August, 2000 by and among Cubist Pharmaceuticals, Inc., a Delaware corporation ("CUBIST"), C&T Acquisition Corporation, a corporation duly organized under the laws of the Province of British Columbia, Canada, and a wholly-owned subsidiary of Cubist ("ACQUISITION SUB"), each of the other entities and individuals who agree to become parties to this Agreement by executing and delivering to Cubist a counterpart signature page to this Agreement (each a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS"). Capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Acquisition Agreement (as defined below).

         WHEREAS, concurrently with the execution of this Agreement, Cubist, Acquisition Sub, TerraGen Discovery, Inc., a corporation duly organized under the laws of the Province of British Columbia, Canada (the "COMPANY"), and the Shareholders' Representative are entering into an Acquisition Agreement in the form of EXHIBIT A hereto (the "ACQUISITION AGREEMENT"), pursuant to which all of the outstanding Company Shares shall, subject to the terms and conditions set forth therein, and without any action on the part of the holders thereof, be deemed to be transferred to the Acquisition Sub in exchange for Exchangeable Shares issued by the Acquisition Sub or shares of Cubist Common Stock issued by Cubist (the "ACQUISITION");

         WHEREAS, each Shareholder is a shareholder of the Company and has determined that the Acquisition is in such Shareholder's best interests;

         WHEREAS, Cubist is unwilling to enter into the Acquisition Agreement and to consummate the transactions contemplated thereunder unless certain holders of Company Shares execute and deliver this Agreement; and

         WHEREAS, the Shareholders are willing to enter into this Agreement to facilitate the Acquisition and induce Cubist to enter into the Acquisition Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

         1. DEFINITIONS. The following terms shall have the following meanings:

         "Acquisition Documents" means this Agreement (including any schedule or exhibit hereto), the Acquisition Agreement (including any schedule or exhibit thereto), and any other agreement, instrument, certificate, or other document delivered by or on behalf of any party hereto or the Company in connection with this Agreement, the Acquisition Agreement, or any of the other transactions contemplated hereby or thereby.

         "Acquisition Shares" means the shares of Cubist Common Stock issued at the Effective Time pursuant to the Acquisition and/or the shares of Cubist Common Stock issued or issuable upon exchange of Exchangeable Shares issued at the Effective Time pursuant to the Acquisition.

         "Certificate Limit" has the meaning ascribed to the term in Section 116 of the INCOME TAX ACT.

         "Clearance Certificate" means a certificate issued pursuant to Section 116 of the INCOME TAX ACT.

         "Consideration Stock" means (i) the Cubist Common Stock issued at the Effective Time pursuant to the Acquisition, (ii) the Exchangeable Shares issued at the Effective Time pursuant to the Acquisition and/or (iii) the Exchanged Shares.

         "Escrow Fund" shall have the meaning ascribed to such term in the Escrow Agreement.

         "Exchanged Shares" means the shares of Cubist Common Stock issued upon exchange of Exchangeable Shares issued at the Effective Time pursuant to the Acquisition.

         "INCOME TAX ACT" means the Income Tax Act (Canada), as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Party" shall mean any party asserting a claim for indemnification under Section 4 of this Agreement.

         "Indemnifying Party" shall mean any party against whom a claim for indemnification under Section 4 of this Agreement has been asserted.

         "Non-Resident Person" means, at the particular time that the context of this Agreement requires, a Person who is not a resident of Canada for purposes of the INCOME TAX ACT at that particular time.

         "Regulation S" shall mean Regulation S promulgated under the Securities Act, as such Regulation may be amended and in effect from time to time.

         "Regulation S Shares" shall mean any Exchanged Shares issued by Cubist in reliance on Regulation S, which reliance and the need therefor shall be determined by Cubist in its absolute discretion at the time of such sale or issuance and shall be conclusively evidenced by affixing the legends required by
Section 7.6(b)(i) hereof.

         "Rule 144" means Rule 144 of the Securities and Exchange Commission promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders hereby represents and warrants to Cubist and Acquisition Sub with respect to himself, herself or itself only, and on a several and not joint basis, that as of the date hereof and as of the Closing Date:

                  (a) OWNERSHIP OF COMPANY SHARES. Such Shareholder owns, as of the date hereof, and will own, as of the Closing, in each case of record and/or beneficially, the Company Shares and other securities of the Company, if any, indicated with respect to such Shareholder on SCHEDULE 2(A) attached hereto, to be adjusted and updated for exercise of outstanding securities between the date hereof and the Closing Date, all free and clear of Liens and not subject to any rights of first refusal of any kind, and such Shareholder has not granted any rights to purchase such Company Shares or such other securities of the Company to any other person or entity. Such Shareholder does not own, either legally or beneficially, any other Company Shares or other securities of the Company.

                  (b) AUTHORITY. Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Once executed, this Agreement will have been duly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, will constitute a valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  (c) TAX MATTERS. Such Shareholder has had an opportunity to review with his or its own tax advisors the tax consequences to such Shareholder of the transactions contemplated by the Acquisition Agreement. Such Shareholder understands that it must rely solely on his or its advisors and not on any statements or representations by Cubist, Acquisition Sub, the Company, or any of their respective agents. Such Shareholder understands that he, she or it (and not Cubist, Acquisition Sub or the Company) shall be responsible for his, her or its own tax liability that may arise as a result of the transactions contemplated by this Agreement and the Acquisition Agreement.

                  (d) PURCHASER QUESTIONNAIRE. If such Shareholder elects to receive Exchangeable Shares pursuant to the Acquisition, then, at or prior to the Closing, such Shareholder shall complete, execute and deliver to Cubist a Purchaser Questionnaire. Such Shareholder hereby represents and warrants that the information contained therein will be, as of the date such Purchaser Questionnaire is delivered to Cubist, and as of the Closing Date, true, accurate and complete.

                  (e) NO CONFLICT. The obligations undertaken by such Shareholder pursuant to Sections 4, 5, and 6 of this Agreement do not and will not conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Shareholder or any of his or its properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or his or its properties or assets.

         3. ACKNOWLEDGEMENT OF AND CONSENT TO CERTAIN PROVISIONS OF THE ACQUISITION AGREEMENT AND THE ESCROW AGREEMENT. Each Shareholder, for itself and on behalf of its executors, heirs, legal representatives, personal representatives and successors, hereby agrees that, by executing this Agreement, such Shareholder is hereby acknowledging, consenting, accepting and agreeing to be bound by:

                  (a) the provisions of the Acquisition Agreement that provide for the appointment of the Shareholders' Representative and that specify the rights, powers, duties, responsibilities, liabilities (and the limitations thereon) of the Shareholders' Representative; and

                  (b) all of the provisions of the Escrow Agreement, including, without limitation, (i) the placement of the Escrowed Shares in escrow, (ii) the appointment of the Escrow Agent, (iii) the rights, powers, duties, responsibilities, liabilities (and the limitations thereon) of the Shareholders' Representative under the Escrow Agreement, (iv) the rights, powers, duties, responsibilities, liabilities (and the limitations thereon) of the Escrow Agent under the Escrow Agreement, and (v) the right of Cubist to proceed against the escrow established under the Escrow Agreement in accordance with the provisions of the Escrow Agreement.

         4. INDEMNIFICATION.

         4.1. INDEMNIFICATION BY CUBIST AND ACQUISITION SUB. Subject to the limitations set forth in Section 4.5 hereof, if the Closing occurs and the Acquisition is consummated, Cubist and Acquisition Sub, jointly and severally, will indemnify, defend, and hold harmless each of the Shareholders from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

         (a) any breach by Cubist and/or Acquisition Sub of any representation or warranty made by Cubist and/or Acquisition Sub (collectively, the "CUBIST REPRESENTATIONS AND WARRANTIES") in any of the Acquisition Documents; or

         (b) any breach by Cubist and/or Acquisition Sub of any covenant, agreement, obligation, or undertaking made by Cubist and/or Acquisition Sub in any of the Acquisition Documents.

         4.2. INDEMNIFICATION BY THE SHAREHOLDERS.

         (a) COMPANY OBLIGATIONS. Subject to the limitations set forth in
Section 4.5 hereof, if the Closing occurs and the Acquisition is consummated, each of the Shareholders, severally but not jointly, will indemnify, defend, and hold harmless Cubist, Acquisition Sub, the Company, and each of their respective directors, officers, employees, agents, representatives, and other Affiliates (collectively, the "CUBIST INDEMNIFIED PARTIES"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

                  (i) any breach by the Company of any of the representations or warranties made by the Company in any of the Acquisition Documents (collectively, the "COMPANY REPRESENTATIONS AND Warranties");

                  (ii) any breach by the Company of any covenant, agreement, obligation, or undertaking made by the Company in any of the Acquisition Documents; or

                  (iii) all Third Party Expenses or Filing Fees incurred by the Company in excess of $1,020,000.

         (b) SHAREHOLDER OBLIGATIONS. Subject to the limitations set forth in Sections 4.5(d), 4.5(e) and 4.5(f) hereof, each of the Shareholders, severally but not jointly, will indemnify, defend, and hold harmless the Cubist Indemnified Parties from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

                  (i) any breach by such Shareholder of any representation, warranty, covenant, agreement, obligation, or undertaking made by such Shareholder in any of the Acquisition Documents;

                  (ii) any failure by such Shareholder to pay any withholding tax that such Shareholder is obligated to pay to the Canadian government in connection with such Shareholder's receipt of Consideration Stock; or

                  (iii) if such Shareholder is a Non-Resident Person, any failure by such Shareholder to obtain and deliver to Acquisition Sub and Cubist, prior to such Shareholder's receipt of Consideration Stock, a Clearance Certificate in connection with such Shareholder's receipt of such Consideration Stock, which Clearance Certificate has a Certificate Limit not less than the fair market value of such Consideration Stock on the date of its receipt by such Shareholder.

         4.3. CLAIMS.

                  (a) All claims for indemnification by an Indemnified Party pursuant to this Section 4 shall be made in accordance with the provisions of this Section 4; PROVIDED, HOWEVER, that if and to the extent that any indemnified party desires or seeks to satisfy any claim for indemnification by proceeding against the Escrow Fund, such Indemnified Party's claim against the Escrow Fund must be made in accordance with the provisions of the Escrow Agreement.

                  (b) If an Indemnified Party has incurred or suffered Damages for which it is entitled to indemnification under this Section 4, such Indemnified Party shall give prompt written notice of such claim (a "CLAIM NOTICE") to the Shareholders' Representative, in the case of a claim by a Cubist Indemnified Party, or to Cubist, in the case of a claim by a Shareholder. Each Claim Notice shall state the amount of claimed Damages (the "CLAIMED AMOUNT"), if known, and the basis for such claim. If a Claim Notice indicates that the claim to which such Claim Notice relates is a claim for indemnification under section 4.2(b) hereof (a "Section 4.2(b) Claim"), the Shareholders' Representative shall promptly upon receipt send a copy of such Claim Notice to the applicable Shareholder against whom such Section 4.2(b) Claim is being made. Notwithstanding anything in this Agreement to the contrary, the Shareholders' Representative shall, immediately after sending to a Shareholder a copy of a Claim Notice pertaining to a Section 4.2(b) Claim against such Shareholder, cease to act as a representative of such Shareholder for all purposes of such 4.2(b) Claim (except for purposes of any claim against the Escrow Fund in respect of such Section 4.2(b) Claim), and the Indemnified Party making such
Section 4.2(b) Claim against such Shareholder shall thereafter deal directly with such Shareholder in connection with all matters pertaining to such Section 4.2(b) Claim (except for purposes of any claim against the Escrow Fund in respect of such Section 4.2(b) Claim, as to which such Indemnified Party shall deal directly with the Shareholders' Representative) and, in connection therewith, such Shareholder shall have all of the powers, rights and obligations given to the Shareholders' Representative in this Section 4.

                  (c) Within 30 days after delivery of a Claim Notice, the Indemnifying Party (who for purposes of this Section 4 shall be represented by the Shareholders' Representative in the case of a claim by a Cubist Indemnified Party) shall provide to the Indemnified Party a written response (the "RESPONSE NOTICE") in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the "AGREED AMOUNT") is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. If no Response Notice is delivered by the Indemnifying Party within such 30-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

                  (d) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this
Section 4. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, the

Indemnifying Party shall owe to the Indemnified Party an amount equal to the Agreed Amount set forth in such Response Notice to be paid in the manner set forth in this Section 4. If there is a dispute as to all or any portion of any Claimed Amount, the Indemnifying Party and Indemnified Party and/or their representatives shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to such Claimed Amount or to the portion thereof in dispute. If the Indemnifying Party and Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after such good faith negotiation, either Indemnifying Party or Indemnified Party may, by written notice to the other (or with respect to notice to any Shareholder, to the Shareholders' Representative), commence legal proceedings to settle the dispute.

                  (e) The Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 4 may be sought; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation under this Section 4 except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided (i) the Indemnifying Party acknowledges in writing to the Indemnified Party, on behalf of the Indemnifying Party, that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Section 4, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnified Party or the business, operations or future conduct of the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment
(A) lacks a complete release of the Indemnified Party for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Party).

         4.4. PAYMENT OF CLAIMS. Subject to the provisions set forth below in this Section 4.4, an Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party or that such Indemnifying Party is deemed to have agreed it owes to such Indemnified Party pursuant to the provisions of
Section 4.3(c) hereof, said payment to be made within thirty (30) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be. Subject to the provisions set forth below in this Section 4.4, such Indemnifying Party shall make payment of any portion of any disputed Claimed Amount within five (5) days following the resolution of the dispute by the Indemnified Party and the Indemnifying Party or by a court of competent jurisdiction, as the case may be. The foregoing provisions of this Section 4.4 shall not apply to any portion of any Claimed Amount that is to be satisfied from the Escrow Fund (it being hereby understood and agreed that the provisions of the Escrow Agreement shall apply and govern as to all matters relating to the payment and satisfaction of all or any portion of any Claimed Amount that is to be satisfied from the Escrow Fund).

         4.5. LIMITATIONS OF LIABILITY.

                  (a) TIME LIMIT. No Indemnifying Party will be required to indemnify an Indemnified Party pursuant to Section 4.1 or 4.2(a) hereof, as applicable, unless a written claim for indemnification under Section 4.1 or 4.2(a) hereof, as applicable, is given by the Indemnified Party to the Indemnifying Party on or prior to the first anniversary of the Effective Date.

                  (b) THRESHOLD. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder with respect to any Damages arising on account of or related to any breach of any of the Company Representations and Warranties or of any of the Cubist Representations and Warranties, as applicable, until such time as the aggregate amount of Damages for which (i) Cubist Indemnified Parties, on the one hand, or (ii) the Shareholders, on the other hand, are otherwise entitled to indemnification pursuant to this Section 4 exceeds $300,000 (the "Warranty Threshold"), whereupon such Indemnified Party will be entitled to indemnification for the full amount of all such Damages, without regard to such threshold amount. The foregoing provisions of this
Section 4.5(b) shall not apply to any breach by the Company of the representation and warranty set forth in Section 2.15(h) of the Acquisition Agreement, and the Shareholders shall be required to indemnify the Cubist Indemnified Parties for Damages resulting from any such breach without regard to whether the aggregate Damages suffered by Cubist Indemnified Parties for which they are otherwise entitled to indemnification hereunder have exceeded the Warranty Threshold. Any Damages for which the Shareholders have indemnified Cubist Indemnified Parties pursuant to the preceding sentence shall not be counted in determining whether the aggregate amount of Damages suffered by Cubist Indemnified Parties for which they are otherwise entitled to indemnification hereunder exceeds the Warranty Threshold. Solely for the purpose of determining whether the aggregate number of Damages suffered by Cubist Indemnified Parties have at any time exceeded the Warranty Threshold, any requirement in the representation and warranty covered by the provisions of Section 2.15(h) that an event or fact be known to the Company (which is a condition to such event or fact constituting a misrepresentation or breach of such representation and warranty (the "Knowledge Qualifier")) shall be ignored. Notwithstanding the provisions of the immediately preceding sentence, the Knowledge Qualifier in Section 2.15(h) shall at all times continue to be applicable in determining whether in fact there has been a misrepresentation or breach of Section 2.15(h) such that it would give rise to a Claim and the corresponding obligation of the Shareholders to indemnify Cubist therefor.

                  (c) SPECIAL RECOURSE PROVISIONS; LIMITATION OF LIABILITY FOR
SECTION 4.2(a) CLAIMS. Notwithstanding any other provision in this Agreement to the contrary, absent fraud by the Company, all claims for indemnification by a Cubist Indemnified Party under Section 4.2(a) hereof shall be satisfied solely from the Escrow Fund, and no Shareholder shall have any personal liability for any claim for indemnification by a Cubist Indemnified Party under Section 4.2(a) hereof (it being understood and agreed that the sole recourse of such Cubist Indemnified Party for any such claim for indemnification under Section 4.2(a) hereof shall be to make a claim against the Escrow Fund pursuant to, and in accordance with, the provisions of this Agreement and the Escrow Agreement).

                  (d) MAXIMUM LIABILITY FOR SECTION 4.1(a), 4.1(b) OR SECTION 4.2(b)(i) CLAIMS. Absent fraud by Cubist or Acquisition Sub, the maximum liability of Cubist and Acquisition Sub for any and all claims for indemnification against Cubist or Acquisition Sub under Section 4.1(a) shall be an amount equal to $3,000,000. Absent fraud by Cubist or Acquisition Sub, the maximum liability of Cubist and Acquisition Sub for any and all claims for indemnification against Cubist or Acquisition Sub under Section 4.1(b) shall be an amount equal to $30,000,000. Absent fraud by a Shareholder, the maximum liability of such Shareholder for any and all claims for indemnification against such Shareholder under Section 4.2(b)(i) hereof shall be an amount equal to such Shareholder's pro rata portion of $30,000,000 (such pro rata portion to be determined based on the relative number of Company Shares owned by the Shareholders immediately prior to the Effective Time). The limitation of liability provisions set forth in the immediately preceding sentence shall not limit the liability of a Shareholder under clauses (ii) and (iii) of Section 4.2(b).

                  (e) DEEMED VALUE OF CONSIDERATION STOCK. The value of the shares of Consideration Stock tendered in payment of any indemnification obligation hereunder, whether from the Escrow Fund or otherwise, shall be conclusively deemed to be equal to be $47.66 per share of Consideration Stock (such dollar figure to be proportionately and equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations and similar events affecting Cubist Common Stock and occurring after the date of this Agreement).

                  (f) TAX AND INSURANCE BENEFITS. The amount of any Damages otherwise payable to any Indemnified Party hereunder will be reduced (i) to the extent that such Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Indemnified Party or any of his or its assets (e.g., any tax deduction available to such Indemnified Party in respect of such Damages will not be deemed to result in a tax benefit to such Indemnified Party to the extent that such deduction results in a decrease in such Indemnified Party's tax basis in any securities or other assets), and (ii) by any insurance proceeds actually received by such Indemnified Party in respect thereof, to the extent that such reduction is permitted without reduction of the amount of such proceeds payable under the applicable insurance policy.

                  If any Indemnified Party recovers any amount from any insurer after payment to such Indemnified Party by one or more Indemnifying Parties of all Damages suffered or incurred by such Indemnified Party in respect of the matters to which such insurance payment relates, then such Indemnified Party will promptly pay over to such Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Indemnifying Party to such Indemnified Party in respect of such matter.

         4.6. SUBROGATION. An Indemnifying Party who indemnifies an Indemnified Party pursuant to this Section 4 will, upon indefeasible payment in full of the amount owed with respect to such matter pursuant to this Section 4, be subrogated to the extent of such payment to the rights of such Indemnified Party against all other persons in respect of the matter for which such indemnification payment was made, to the extent permitted by applicable insurance policies of such Indemnified Party, and upon such subrogation may assert such rights against such other persons.

         4.7. EXCLUSIVE REMEDIES.

                  (a) Subject to the provisions of Section 4.7(b) below, the parties acknowledge and agree that, if the Closing takes place and the Acquisition is consummated, their sole and exclusive remedies in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking contained in any of the

Acquisition Documents will be pursuant to the indemnification provisions of this Section 4.

                  (b) Notwithstanding the generality of the provisions of
Section 4.7(a), nothing in this Section 4.7 shall be construed to limit the non-monetary equitable remedies of any party in respect of any breach by any other party of any covenant or other agreement contained in any of the Acquisition Documents.

         5. RELEASES. Except as set forth on Schedule 5 hereto, if the Closing occurs and the Acquisition is consummated, then, effective as of the Effective Time, each of the Shareholders, for himself or itself and his or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Company and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, and regardless of whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages and rights of indemnification arising expressly under this Agreement. Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released.

         6. NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of the Acquisition Agreement pursuant to the provisions of
Section 8.1 thereof, each Shareholder agrees that it will not, directly or indirectly, take any of the following actions with any Person other than Cubist and its designees: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Cubist, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) cause the Company to enter into a Contract with any Person, other than Cubist, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or is hereafter organized) other than by Cubist. Each Shareholder shall immediately cease and cause to be terminated any such contacts or negotiations in which it is involved with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if any Shareholder receives prior to the Effective Time or the termination of the Acquisition Agreement any offer or proposal (formal or informal) relating to any of the above, such Shareholder shall immediately notify Cubist thereof and provide Cubist with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Cubist fully informed of the status and details of any such offer of proposal. Each Shareholder and Cubist acknowledge that this Section 6 was a significant inducement for Cubist to enter into this Agreement and the Acquisition Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Acquisition consideration to be paid to the Shareholders or (ii) a failure to induce Cubist to enter into this Agreement or the Acquisition Agreement.

         7. REGISTRATION AND LOCK-UP OF CUBIST COMMON STOCK.

         7.1. REGISTRATION OF SHARES. Cubist shall file with the SEC, on or before the ninetieth (90th) day following the Closing Date, a registration statement on Form S-3 covering the resale to the public by Shareholders (the "Registering Shareholders") of the Acquisition Shares (the "Shareholder Registration Statement"). Cubist shall use commercially reasonable efforts to cause the Shareholder Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof and to remain effective until the third anniversary of the Closing Date or such earlier time as all of the Acquisition Shares covered by the Shareholder Registration Statement have been sold pursuant thereto (the "Effective Period"). Thereafter Cubist shall be entitled to withdraw the Shareholder Registration Statement and the Shareholders shall have no further right to offer or sell any of the Acquisition Shares pursuant to the Shareholder Registration Statement (or any prospectus pursuant thereto). The shares subject to the Shareholder Registration Statement shall not be underwritten unless Cubist shall otherwise consent in its sole discretion.

         7.2. LIMITATIONS ON REGISTRATION RIGHTS.

                  (a) Notwithstanding anything in this Section 7 to the contrary, Cubist may, by written notice to the Registering Shareholders, suspend the Shareholder Registration Statement after effectiveness (the period of any such suspension being hereinafter referred to as a "Suspension Period") and require that the Registering Shareholders immediately cease sales of shares pursuant to the Shareholder Registration Statement, in the event that (i) Cubist is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that Cubist desires to keep confidential for business reasons, if Cubist determines in good faith that the public disclosure requirements imposed on Cubist under the Securities Act in connection with the Shareholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations, provided, however, that any such Suspension Period under this clause (i) shall not exceed ninety (90) days and shall not be instituted more than twice in any consecutive twelve month period, or (ii) the Shareholder Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act. During the Suspension Period, none of the

Registering Shareholders shall offer or sell any Acquisition Shares pursuant to or in reliance upon such registration statement (or the prospectus relating thereto).

                  (b) Cubist shall not be required to disclose to the Registering Shareholders the reasons for requiring a suspension of sales under the Shareholder Registration Statement, and the Registering Shareholders shall not disclose to any third party the existence of any such suspension, except as required by law.

                  (c) If Cubist suspends the Shareholder Registration Statement or requires the Shareholders to cease sales of shares pursuant to paragraph (a) this Section 7.2, Cubist shall, as promptly as practicable following the termination of the circumstance which entitled Cubist to do so, take such actions as may be necessary to reinstate the effectiveness of the Shareholder Registration Statement (if applicable) and give written notice to all Registering Shareholders authorizing them to resume sales pursuant to the Shareholder Registration Statement. If as a result thereof the prospectus included in the Shareholder Registration Statement has been amended to comply with the requirements of the Securities Act, Cubist shall enclose such revised prospectus with a notice to Registering Shareholders given pursuant to this
Section 7.2(c), and the Registering Shareholders shall make no offers or sales of shares pursuant to the Shareholder Registration Statement.

         7.3 REGISTRATION PROCEDURES.

                  (a) In connection with the filing by Cubist of the Shareholder Registration Statement, Cubist shall furnish to each Shareholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act. Subject to Section 7.2 hereof, Cubist shall prepare and file with the SEC such amendments and supplements to the Shareholder Registration Statement and the prospectus used in connection with such Shareholder Registration Statement as may be reasonably necessary to keep such Shareholder Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Acquisition Shares pursuant to such Shareholder Registration Statement until the earlier of (i) such time as all such Acquisition Shares have been disposed of, or (ii) the third anniversary of the Closing Date. Cubist shall furnish to each Registering Shareholder a copy of any amendment or supplement to such Shareholder Registration Statement or prospectus prior to filing the same with the SEC, and shall not file any such amendment or supplement to which any such requesting Registering Shareholder shall reasonably have objected to in writing prior to the filing thereof on the grounds that such amendment or supplement contains a material inaccuracy with respect to the description of such Registering Shareholder.

                  (b) If Cubist has delivered preliminary or final prospectuses to the Registering Shareholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in Section 7.3(a) hereof, Cubist shall promptly notify the Registering Shareholders and, if requested by Cubist, the Registering Shareholders shall immediately cease making offers or sales of shares under the Shareholder Registration Statement and return all prospectuses to Cubist. Cubist shall promptly provide the Registering Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the Registering Shareholders shall be free to resume making offers and sales under the Shareholder Registration Statement.

                  (c) Cubist shall furnish to each requesting Registering Shareholder such number of conformed copies of the Shareholder Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Shareholder Registration Statement (including each preliminary prospectus) and such number of documents, if any, incorporated by reference in such Shareholder Registration Statement or prospectus, as such requesting Registering Shareholder may reasonably request.

                  (d) Cubist shall use commercially reasonable efforts to register or qualify the Acquisition Shares covered by the Shareholder Registration Statement under the securities or "blue sky" laws of such states as the Registering Shareholders shall reasonably request; PROVIDED, HOWEVER, that Cubist shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (e) Cubist shall pay the expenses incurred by it in complying with its obligations under this Section 7, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for Cubist, and fees and expenses of accountants for Cubist, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Registering Shareholders in connection with sales under the Shareholder Registration Statement and (ii) the fees and expenses of any counsel retained by Registering Shareholders.

                  (f) Cubist shall promptly notify each Shareholder of the happening of any event as a result of which the prospectus included in the Shareholder Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein misleading, and, thereafter (but subject to the exercise by Cubist of its suspension right pursuant to Section 7.2 of this Agreement), will promptly prepare (and, when completed, give notice to each Registering Shareholder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Acquisition Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading.

                  (g) Notwithstanding anything to the contrary in this Agreement, in the event that all Acquisition Shares subject to the Shareholder Registration

Statement have been sold or may be sold pursuant to Rule 144(k) or Rule 145(d) of the Securities Act, Cubist shall have the right to withdraw the Shareholder Registration Statement, whereupon the right of the Registering Shareholders to sell Acquisition Shares pursuant thereto shall terminate.

         7.4 REQUIREMENTS OF COMPANY SHAREHOLDERS.

                  (a) INFORMATION. Cubist shall not be required to include any Acquisition Shares in the Shareholder Registration Statement unless the Registering Shareholder owning such shares furnishes to Cubist in writing such information regarding such Registering Shareholder and the proposed sale of Acquisition Shares by such Registering Shareholder as Cubist may reasonably request in writing in connection with the Shareholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.

                  (b) LOCK-UP AGREEMENT. For a period of two years after the Closing Date, each Shareholder that holds or owns (at the time of the written request of Cubist or the managing underwriter referred to below in this Section 7.4(b) or at any time during the 90-day period commencing on the effective date of the registration statement relating to such underwritten public offering of Cubist's securities) of record or beneficially (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shares of Cubist Common Stock hereby agrees that, at the written request of Cubist or any managing underwriter of any underwritten public offering of securities of Cubist, such Shareholder shall not, without the prior written consent Cubist or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any shares of Cubist Common Stock during the 90-day period commencing on the effective date of the registration statement relating to such underwritten public offering of Cubist's securities; PROVIDED, HOWEVER, that this obligation shall only apply if all officers and directors of Cubist and holders of more than 5% of the outstanding shares of Cubist Common Stock shall also be subject to similar lock-up restrictions with respect to such underwritten public offering. In order to enforce the foregoing covenant, Cubist may impose stop transfer instructions with respect to the shares of Cubist Common Stock owned or held by each Shareholder, and the Shareholders agree to enter into a customary agreement with the underwriters of such offering reflecting the lock-up agreement set forth herein.

         7.5 INDEMNIFICATION. In the event that any Acquisition Shares of the Registering Shareholders are included in a registration statement pursuant to this Agreement:

                  (a) To the fullest extent permitted by law, Cubist will indemnify and hold harmless each Registering Shareholder, any underwriter (as defined in the

Securities Act) for Cubist, and each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of such Registering Shareholder or such underwriter, each broker or other person acting on behalf of such Registering Shareholder and each person, if any, who controls such Registering Shareholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by Cubist of the Securities Act or state securities or blue sky laws applicable to Cubist and leading to action or inaction required of Cubist in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Registering Shareholder, such underwriter, such broker or other person acting on behalf of such Registering Shareholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 7.5(c); PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Cubist (which consent shall not be unreasonably withheld), nor shall Cubist be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Registering Shareholders, any underwriter for them or controlling person with respect to them.

                  (b) To the fullest extent permitted by law, each Registering Shareholder will indemnify and hold harmless Cubist, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls Cubist within the meaning of the Securities Act, any underwriter for Cubist (within the meaning of the Securities Act), and all other Registering Shareholders against any losses, claims, damages or liabilities to which Cubist or any such director, officer, controlling person, or underwriter or all other Registering Shareholders may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Registering Shareholder expressly for use in connection with such registration; and such Registering Shareholder will reimburse any legal or other expenses reasonably incurred by Cubist or any such director, officer, controlling person or underwriter or all other Registering Shareholders in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 7.5(c), PROVIDED, HOWEVER, that the maximum amount of liability of each Registering Shareholder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Registering Shareholder from the sale of Acquisition Shares covered by such registration statement, and PROVIDED, FURTHER, HOWEVER, that the indemnity agreement contained in this Section 7.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Registering Shareholder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
Section 7.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7.5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.5. Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.5, but the omission so to notify the indemnifying party will not relieve him of any liability which the indemnifying party may have to any indemnified party otherwise other than under this Section 7.5.

                  (d) If the indemnification provided for in this Section 7 is unavailable to a person entitled to indemnification hereunder, then each person that would have been an Indemnifying Party hereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party for which indemnification would have been provided herein in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and such Indemnified Party, respectively, in connection with the statements or omissions which resulted in the loss, damages, etc. underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Cubist and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.5(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.6. SECURITIES LAWS TRANSFER RESTRICTIONS, LEGENDS.

         (a)  SPECIAL SECURITIES LAW TRANSFER RESTRICTIONS.

                  (i) The Regulation S Shares shall be subject to the restrictions on transfer set forth below in this Section 7.6(a)(i). No Shareholder shall sell, assign, pledge, transfer or otherwise dispose of any Regulation S Shares, except (A) pursuant to an effective registration statement under the Securities Act, (B) in accordance with the provisions of Regulation S or (C) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Shareholder of an opinion of counsel reasonably satisfactory to Cubist to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities law. Any sale, assignment, pledge, transfer or other disposition of the Regulation S Shares in violation of this Section 7.6(a)(i) shall be null and void. Cubist shall not register on the books and records of Cubist any sale, assignment, pledge, transfer or other disposition of any of the Regulation S Shares in violation of this Section 7.6(a)(i).

                  (ii) With respect to those Exchanged Shares that are not Regulation S Shares, no Shareholder shall sell, assign, pledge, transfer or otherwise dispose or encumber any of such Exchanged Shares, except (A) pursuant to an effective registration statement under the Securities Act, (B) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by Cubist, upon delivery by such Shareholder of an opinion of counsel reasonably satisfactory to Cubist to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws or (C) pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Any transfer or purported transfer of any of such Exchanged Shares in violation of this
Section 7.6(a)(ii) shall be null and void. Cubist shall not register on the books and records of Cubist any sale, assignment, pledge, transfer or other disposition of any of the Exchanged Shares in violation of this Section 7.6(a)(ii).

                  (iii) Cubist or Acquisition Sub may, and may instruct any transfer agentfor them, to place such stop transfer orders as may be required on their respective transfer books in order to ensure compliance with the provisions of this Section 7.6.

         (b)  LEGENDS.

                  (i) Each certificate or other document evidencing any of the Regulation S Shares, as determined by Cubist in its sole discretion, shall be endorsed with the legends set forth below, and each Shareholder covenants that, except to the extent such restrictions are waived by Cubist, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER SUCH ACT, ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS AN EXEMPTION UNDER SUCH ACT IS THEN AVAILABLE AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT UNDER SUCH ACT."

                  (ii) Each certificate or other document evidencing any of the Exchanged Shares that are issued by Cubist without relying on Regulation S, as determined by Cubist in its sole discretion, shall be endorsed with the legends set forth below, and each Shareholder covenants that, except to the extent such restrictions are waived by Cubist, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT, OR PURSUANT TO THE RESALE PROVISIONS OF RULE 144."

         8. GENERAL.

                  (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, other than in the case of Cubist, in connection with (i) an Acquisition or consolidation of Cubist or (ii) a sale of the assets to which this transaction relates (provided that, in the event of such sale of assets, Cubist agrees in writing to be bound by the obligations of Cubist under this Agreement and the Acquisition Agreement), and any attempt to do so will be void. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns. In addition to the foregoing, none of the rights of any Shareholder under Section 7 of this Agreement shall be transferred or assigned to any Person unless such Person is a Qualifying Holder (as defined below). For purposes of this Section 8(a), the term "QUALIFYING HOLDER" shall mean, with respect to any Shareholder, (i) any partner thereof, (ii) any corporation or partnership controlling, controlled by, or under common control with, such Shareholder, or (iii) any other direct transferee from such Shareholder of at least 25% of such Shareholder's Acquisition Shares. None of the rights of any Shareholder under Section 7 of this Agreement shall be transferred or assigned to any Person (including, without limitation, a Qualifying Holder) that acquires Acquisition Shares in the event that and to the extent that such Person is eligible to resell such Acquisition Shares pursuant to Rule 144(k) or Rule 145(d) of the Securities Act.

                  (b) All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

                  If to Cubist to:

                  Cubist Pharmaceuticals, Inc.
                  24 Emily Street
                  Cambridge, MA  02139
                  Attention: President and Chief Executive Officer Telecopier No. (617) 234-5592

                  with a copy sent at the same time and by the same means to:

                  Julio E. Vega, Esq.
                  Matthew J. Cushing, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA  02110
                  Telecopier No. (617) 951-8736

                  If to any of the Shareholders in care of:

                  MDS Capital Corp.
                  100 International Boulevard
                  Toronto, Ontario M9W 6J6
                  Attn: Legal Department
                  Telecopier No. (416) 213-4232

                  with a copy sent at the same time and by the same means to:

                  MDS Capital Corp.
                  555 West 8th Avenue
                  Suite 305
                  Vancouver, BC V5Z 1C6
                  Attn: Mr. Darrell Elliott
                  Telecopier No. (604) 872-2977

                  (c) This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, and all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

                  (d) The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

                  (e) The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

                  (f) No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  (g) This Agreement, together with the applicable Acquisition Documents, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

                  (h) This Agreement will be governed by and interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within The Commonwealth of Massachusetts, and without reference to principles of conflicts or choice of laws.

                  (i) This Agreement may not be amended, modified, or supplemented except by a writing duly executed by all of the parties hereto.

                  (j) The provisions of this Agreement, including without limitation the representations and warranties of the parties will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and will survive the Closing and the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents until terminated or no longer in effect in accordance with their respective terms.

                  (k) This Agreement shall automatically terminate, without any action on the part of any party hereto, upon the termination of the Acquisition Agreement in the event that such termination occurs prior to the Closing thereunder.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders' Agreement as an instrument under seal as of the date and year first above written.

                                  CUBIST PHARMACEUTICALS, INC.



                                  By:      /s/ Scott M. Rocklage
                                     -------------------------------------------
                                  Name:  Scott M. Rocklage
                                  Title:  President, CEO & Chairman


                                  C&T ACQUISITION CORPORATION



                                  By:      /s/ Scott M. Rocklage
                                     -------------------------------------------
                                  Name:  Scott M. Rocklage
                                  Title:  President, CEO & Chairman



                 SHAREHOLDER COUNTERPART SIGNATURE PAGES FOLLOW

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                  By:      /s/ Darrell Elliott
                                     -------------------------------------------
                                  Name:  Darrell Elliott
                                  Title: President for MDS Ventures Pacific Inc.
                                         Manager of: B.C. Life Sciences Limited
                                         Partnership

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).


                                    CANADIAN MEDICAL DISCOVERIES
                                    FUND INC.

                                    By:  /s/  Michael Callaghan
                                       --------------------------
                                    Name:  Michael Callaghan

Dated:  August 4, 2000

                                    By:  /s/  Gregory Gubitz
                                        ---------------------
                                    Name:  Gregory Gubitz

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                     By:      /s/ Barbara J. Dalton
                                        ----------------------------------------
                                     Name:  Barbara J. Dalton
                                     Title: Vice President, S.R. One Limited

Dated:  August 2, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                    By:      /s/ Brenda Irwin
                                       -----------------------------------------
                                    Name:  Brenda Irwin
                                    Title: Investment Manager, Business
                                           Development Bank of Canada

Dated:  August 2, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                       By:      /s/ A.J. Musson
                                          --------------------------------------
                                       Name:  A.J. Musson
                                       Title: Director, 3i Asset Management Ltd.
                                              Manager of 3i Bioscience
                                              Investment Trust Plc

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).

                                      Technology Fund Plc Ltd

                                      By:      /s/  Chin Chao
                                         ---------------------------------------
                                      Name:  Chin Chao
                                      Title: Director

Dated:  August 1, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                        By:      /s/ Julian Davies
                                           -------------------------------------
                                        Name:  Julian Davies
                                        Title: V.P. Research, CSO, TerraGen
                                               Discovery, Inc.

Dated:  August 3, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).

                                      Xenova Discovery Limited

                                      By:      /s/ Daniel Abrams
                                         ---------------------------------------
                                      Name:  Daniel Abrams
                                      Title: Chief Financial Officer

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                          By:      /s/ Yue Wang
                                             -----------------------------------
                                          Name:  Yue Wang
                                          Title:

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, qthe undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                         By:      /s/ Wai Ho Yap
                                            ------------------------------------
                                         Name:  Wai Ho Yap
                                         Title:

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  qThe undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                          By:      /s/ Barbara Waters
                                             -----------------------------------
                                          Name:  Barbara Waters
                                          Title:

Dated:  September 29, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                          By:      /s/ Vera Ann Webb
                                             -----------------------------------
                                          Name:  Vera Ann Webb
                                          Title:  Shareholder

Dated:  September 27, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                            By:      /s/ D. Elliott
                                               ---------------------------------
                                            Name:  D. Elliott
                                            Title: President
                                                   MDS Discovery Venture
                                                   Management Inc.
Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                         By:      /s/ Brian McGowan
                                            ------------------------------------
                                         Name:  Brian McGowan
                                         Title:

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                           By:      /s/ Angus Livingstone
                                              ---------------------------------
                                           Name:  Angus Livingstone
                                           Title: Managing Director
                                                  University - Industry Liaison
                                                  Office

Dated:  September 19, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                        By:      /s/ Geeta Saxena
                                           -------------------------------------
                                        Name:  Geeta Saxena
                                        Title:

Dated:  September 28, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                  By:      /s/ Joseph McDermot
                                     -------------------------------------------
                                  Name:  Joseph McDermot
                                  Title:

Dated:  September 20, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                      By:      /s/ Vivian Miao
                                         ---------------------------------------
                                      Name:  Vivian Miao
                                      Title:

Dated:  September 27, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                      By:      /s/ David Wood
                                         ---------------------------------------
                                      Name:  David Wood
                                      Title:  Finance Director

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                        By:      /s/ Rosario B. Bauzon
                                           -------------------------------------
                                        Name:  Rosario B. Bauzon
                                        Title: Administrative Assistant

Dated:  September 25, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                         By:      /s/ Xiang Li
                                            ------------------------------------
                                         Name:  Xiang Li
                                         Title:

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                         By:      /s/ Joel Lee Mun Kun
                                            ------------------------------------
                                         Name:  Joel Lee Mun Kun
                                         Title: Director, IMCB Holdings

Dated:  October 10, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).

                                   Brant Investments Limited

                                   By: /s/ Juanita Choy
                                      -----------------------------
                                   Name:  Juanita Choy
                                   Title: Operations Officer

Dated:  October 11, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                       By:      /s/ Christopher Radomski
                                          --------------------------------------
                                       Name:  Christopher Radomski
                                       Title:

Dated:  August 5, 2000

                     SHAREHOLDER COUNTERPART SIGNATURE PAGE

                  The undersigned hereby agrees that, from and after the date hereof, the undersigned has become a Shareholder party to the Shareholders' Agreement, dated as of August 5, 2000, by and among Cubist Pharmaceuticals, Inc., C&T Acquisition Corporation and each of the other Shareholder parties thereto, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Shareholders' Agreement that are applicable to the Shareholders (as such term is defined in such Shareholders' Agreement).



                                      By:      /s/ Karen Lu
                                         ---------------------------------------
                                      Name:  Karen Lu
                                      Title:

Dated:  September 28, 2000

                                  SCHEDULE 2(a)
                                 SHAREHOLDERS(1)



                                                          Class B                      Convertible
                                      Class A Common     Preferred                      Promissory
         Shareholder                      Shares           Shares          Options         Note         Warrants          Total
------------------------------------------------------------------------------------------------------------------------------------
 3I Bioscience Trust                                         2,311,558                                                    2,311,558
 Allan Waitz                                                                   50,000                                        50,000
 Andrew Whiting                                                                14,200                                        14,200
 Angela Dawe                                                                    3,000                                         3,000
 Anja Rabenau                           1,000                                                                                 1,000
 Anthony Ainsworth                                                             16,400                                        16,400
 Barbara MacNeil                                                                8,700                                         8,700
 Barbara Waters                        35,000                                                                                35,000
 Biotechnology Investments Limited                           1,349,964                                       178,125      1,528,089
 Brant Investments Ltd.                                         66,667                                                       66,667
 Brian McGowan                                                  28,372                                        14,186         42,558
 Business Development Bank of Canada                         2,551,980                                       118,750      2,670,730
 Canadian Medical Discoveries Fund
 Inc.                                 200,000                5,866,906                                       130,625      6,197,533
 Charles Thompson                                                              25,000                                        25,000
 Christopher Radomski                   7,000                                   7,300                                        14,300
 Christopher Silva                                                             18,350                                        18,350
 Claire Elcock                                                                 10,200                                        10,200
 Daniel Hu                                                                     11,663                                        11,663
 Daniel Vapnek                                                  28,370         25,000                         14,184         67,554
 David Kau                                                                     14,700                                        14,700
 David Wood                            50,000                   28,788         23,700                         14,394        116,882
 Deborah Foster                                                                10,000                                        10,000
 Dick Baltz                                                                    25,000                                        25,000
 Dick Hutchinson                                                               12,500                                        12,500
 Dudley Williams                                                               25,000                                        25,000
 Gary Donaldson                                                                 6,400                                         6,400
 GATX/MM                                                                                                   1,068,750      1,068,750
 Geeta Saxena                          20,000                                   2,700                                        22,700
 Genhui Chen                                                                   12,163                                        12,163
 Gillian Charles                                                                9,100                                         9,100
------------------
(1) As of August 5, 2000. The number of shares has been calculated as of the
    Effective Time and assumes that the Conversion Rate (as defined in the
    Company's Memorandum and Articles of Incorporation) of the Class B shares at that time will be 1.425.

                                                          Class B                      Convertible
                                      Class A Common     Preferred                      Promissory
         Shareholder                      Shares           Shares          Options         Note         Warrants          Total
------------------------------------------------------------------------------------------------------------------------------------

 Heinz Floss                                                                   25,000                                        25,000
 Henry Siu                                                                        750                                           750
 Henry Verschoof                                                                8,700                                         8,700
 IMCB Holdings Private Ltd.                                          1                                                            1
 Jacqueline Partington                                                         14,600                                        14,600
 Jayvee &Co                                                    157,545                                                      157,545
 Joseph McDermott                              60,000                                                                        60,000
 Julia Levy                                                                    25,000                                        25,000
 Julia Penn                                                                    16,700                                        16,700
 Julian E. Davies                             250,000                         116,300                                       366,300
 Kah Tong Seow                                 20,000                                                                        20,000
 Karen Lu                                       5,000                                                                         5,000
 Kevin Charman                                                                 11,400                                        11,400
 Klaus Stadel                                                                  10,300                                        10,300
 Lesley Phillips                                                               43,700                                        43,700
 Lydie Pairet                                                                  10,200                                        10,200
 Marie Coffet-Legal                                                            19,650                                        19,650
 Martin Gerlitz                                                                12,400                                        12,400
 MDS Discovery Venture
   Management Inc.                            300,000                                                                       300,000
 MDS Ventures Pacific Inc.                                   1,190,261                                                    1,190,261
 Mohammed Latif                                                                14,600                                        14,600
 Paul Brian                                                                    36,500                                        36,500
 Ravi Manohar                                                                  10,500                                        10,500
 Ray Andersen                                                                  25,000                                        25,000
 Robert Ford                                                                   10,200                                        10,200
 Robert How                                     1,000                                                                         1,000
 Rosario Bauzon                                 2,000                           6,600                                         8,600
 S.R. One, Ltd.                                              3,966,328                                       344,375      4,310,703
 Sally Adams                                                                   14,900                                        14,900
 Shannon Sinneman                                                               6,700                                         6,700
 Stephen Wrigley                                                               88,800                                        88,800
 Stephen Barbazuk                                                               6,300                                         6,300
 Steven Martin                                                                 14,600                                        14,600
 Susanna Cho                                                                      750                                           750
 Suzanne Kennedy                                                               14,500                                        14,500
 Tara Lysechko                                                                  7,600                                         7,600
 Technology Fund Ltd.                       1,437,499          243,058                                                    1,680,557
 Trega BioScience                                              855,000                                                      855,000
 Trevor Gibson                                                                 15,600                                        15,600
 Tuck Wah Soong                                 8,000                                                                         8,000
 University of BC                             468,750                                                                       468,750
 Vera Webb                                      1,000                                                                         1,000
 Vivian Miao                                   25,000                           8,900                                        33,900
 Wai-Ho Yap                                    20,000                                                                        20,000

                                                          Class B                      Convertible
                                      Class A Common     Preferred                      Promissory
         Shareholder                      Shares           Shares          Options         Note         Warrants          Total
------------------------------------------------------------------------------------------------------------------------------------
 Wubin Pan                                                                     20,650                                        20,650
 Xenova Discovery Ltd                                        1,425,000                     2,875,000                      4,300,000
 Xiang Li                                      12,750                           6,400                                        19,150
 Yangsheng Wanggui                                                              6,000                                         6,000
 Yue Wang                                       1,000                                                                         1,000
 Yvonne Moore                                                                   3,000                                         3,000